Exhibit 10.3

Execution Version

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of January 23, 2026, is made by and among Integrated Rail & Resources Inc., a Delaware corporation (the “Company”), DHIP Natural Resources Investments, LLC, a Delaware limited liability company (“Sponsor”), Creto IRRX PIPE Investment, LLC, a Delaware limited liability company (the “Investor”), and each of the undersigned “Insiders”. The Company, Sponsor, the Investor, and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

WHEREAS, on the date hereof, the Parties entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor agreed to purchase and the Company agreed to sell the Preferred Shares;

WHEREAS, the Securities Purchase Agreement contemplates, among other things, that the Sponsor, as the holder of 5,750,000 shares of Common Stock (collectively, the “Founder Shares”), will agree to subject certain shares of Common Stock to vesting on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Lock-Up.

(a) Effective as of, and conditioned upon, the Closing, (I) 4,234,840 of the Founder Shares (collectively, the “Lock-up Securities”) shall be locked up, with (A) 1,058,710 of such shares vesting upon satisfaction of the Base Capacity Condition, and (B) 3,176,130 of such shares vesting on the Secondary Capacity Condition; provided, however, that in the event the Daily VWAP of the Common Stock for any 20 of 30 consecutive Trading Days is equal to or exceeds $18.00/share prior to satisfaction of the Base Capacity Condition, the 1,058,710 Lock-Up Securities referenced in clause (A) shall become fully vested.

(b) For purposes of Section 1(a), “Base Capacity Condition” means the condition that the plant(s) operated by the Corporation have processed 16,170 barrels per day for three (3) consecutive months; and “Secondary Capacity Condition” means the condition that the plant(s) operated by the Corporation have processed 49,000 barrels per day for three (3) consecutive months.

2. Representations and Warranties. Sponsor hereby represents and warrants as of the date hereof as follows:

(a) Sponsor is the record and beneficial holder of all issued and outstanding Founder Shares.

(b) Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Agreement by the Sponsor have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Sponsor. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by each other Party hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon any termination of the Securities Purchase Agreement in accordance with its terms prior to the Closing Date. Upon any termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, such termination shall not relieve any party from liability for willful breach of this Agreement or fraud (involving scienter) occurring prior to its termination.

4. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Founder Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of the Company or any of its Affiliates or as an officer, employee or fiduciary of the Company or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such party.

5. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6. Incorporation by Reference. Section 9 (Governing Law; Miscellaneous) of the Securities Purchase Agreement is incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INTEGRATED RAIL & RESOURCES INC.

By:	/s/ Brian M. Feldott
Name:	Brian M. Feldott
Title:	Chief Executive Officer

DHIP NATURAL RESOURCES INVESTMENTS, LLC

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Managing Director

CRETO IRRX PIPE INVESTMENTS, LLC

By:	/s/ Zane Beadles
Name:	Zane Beadles
Title:	Authorized Signatory

[Signature Page to Sponsor Letter Agreement]

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